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                                                                  EXHIBIT 99.1


Contacts:      For Media:      Christopher Breslin
                               (212) 578-8824

               For Investors:  Kevin Helmintoller
                               (212) 578-5140


         METLIFE RECEIVES SUBPOENA FROM NEW YORK STATE ATTORNEY GENERAL

NEW YORK, June 11, 2004 - MetLife, Inc. (NYSE: MET) said that it has received from the Office of the Attorney General of the State of New York a subpoena seeking information regarding certain compensation agreements between insurance brokers and MetLife companies. MetLife intends to cooperate fully with the inquiry.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 8 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.